UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2026 (September 6, 2026)

WAFD, INC.
(Exact name of Registrant as specified in its charter)

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)

(206) 624-7930
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	WAFD	NASDAQ Stock Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 4.875% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock	WAFDP	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On September 6, 2026, WaFd, Inc., a Washington corporation (“WaFd”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EverBank Financial Corp, a Delaware corporation (“EverBank”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, EverBank will merge with and into WaFd (the “Merger”), with WaFd continuing as the surviving corporation in the Merger (the “Surviving Corporation”). Immediately following the Merger, the Surviving Corporation will change its name to EverBank Financial Corp and its wholly owned banking subsidiary, WaFd Bank, a Washington state-chartered bank, will merge with and into EverBank’s wholly owned banking subsidiary, EverBank, National Association, a national banking association (the “Bank Merger”), with EverBank, National Association continuing as the surviving bank in the Bank Merger (the “Surviving Bank”). The Merger Agreement was unanimously approved by the Board of Directors of each of WaFd and EverBank.

Effects of the Merger

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of EverBank’s Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share (together, “EverBank Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares as set forth in the Merger Agreement, will be converted into the right to receive a number of shares of common stock, par value $1.00 per share, of WaFd (“WaFd Common Stock”) equal to the Exchange Ratio (as defined below). Each share of WaFd Common Stock and WaFd’s 4.875% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock will remain issued and outstanding and not affected by the Merger.

The “Exchange Ratio” will be determined in accordance with the Merger Agreement such that immediately following the Merger:

•	the former holders of EverBank Common Stock and EverBank equity awards will hold approximately 59.175% of the total issued and outstanding shares of WaFd Common Stock on a fully diluted basis;

•
the holders of WaFd Common Stock and WaFd equity awards (that vest in the Merger) will hold approximately 40.825% of the total issued and outstanding shares of WaFd Common Stock on a fully diluted basis.

The ownership percentages set forth above (59.175% and 40.825%) are fixed and will not be adjusted for any reason (including any change in the trading price of WaFd Common Stock).  WaFd estimates that approximately 107.7 million shares of WaFd Common Stock, on a fully diluted basis, will be issued at the closing of the Merger (the “Closing”).

This estimate is based on calculating the Exchange Ratio in accordance with the terms of the Merger Agreement using the number of fully diluted shares of EverBank Common Stock and WaFd Common Stock currently outstanding, assuming (i) all EverBank performance options vest  and (ii) the number of shares underlying EverBank and WaFd equity awards that are options determined using the treasury stock method based on such closing price of WaFd Common Stock.

At the Effective Time, each of the 675,000 outstanding shares of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of EverBank, each having a liquidation preference of $1,000 per share and bearing dividends at a fixed rate of 6.50% per annum, will be automatically converted into the right to receive one (1) share of a newly created series of preferred stock, par value $1.00 per share of WaFd having substantially equivalent terms as provided for in the Merger Agreement (the “WaFd Rollover Preferred Stock”).

Treatment of Equity Awards

At the Effective Time, each outstanding equity award will be treated as follows:

•
EverBank Time-Vesting Options. Each outstanding EverBank time-vesting stock option will be converted into an option to purchase shares of WaFd Common Stock (an “Adjusted WaFd Option”) on the same terms and conditions (including the vesting schedule, termination protections and dividend equivalent rights) as were applicable to such option immediately prior to the Effective Time. The number of shares of WaFd Common Stock subject to each Adjusted WaFd Option will be equal to the product of (i) the number of shares of EverBank Common Stock subject to such option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio (rounded down to the nearest whole share), and the exercise price per share of each Adjusted WaFd Option will be equal to the exercise price per share of the applicable EverBank time-vesting stock option immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent).

•
EverBank Performance-Vesting Options. Each outstanding EverBank performance-vesting stock option will vest based on the actual level of performance as of the Effective Time, as determined by the Board of Directors of EverBank prior to the Effective Time, and will be converted into a fully vested Adjusted WaFd Option on the same terms and conditions as were applicable immediately prior to the Effective Time (other than the performance-vesting conditions), and each EverBank performance-vesting stock option with respect to which the applicable performance-based vesting conditions have not been satisfied as of the Effective Time will be cancelled for no consideration.

•
EverBank DSUs. Each outstanding EverBank deferred stock unit will fully vest and be cancelled and converted into the right to receive the Merger consideration plus any accrued but unpaid dividend equivalents and dividend equivalent rights, which will be settled and delivered according to the terms of the applicable deferred stock unit agreement.

•
WaFd Equity Awards. Each outstanding WaFd stock option, restricted stock award and restricted stock unit award that is vested but not yet settled as of immediately prior to the Effective Time, or that by its terms becomes vested in connection with the Closing, will become fully vested and exercisable at the Effective Time, and each WaFd equity award that does not vest in connection with the Closing will continue to have and be subject to the same terms and conditions (including the vesting schedule, termination protections and dividend equivalent rights) that applied to such award immediately prior to the Effective Time.

Representations and Warranties; Covenants

The Merger Agreement contains certain customary representations and warranties from each of WaFd and EverBank. In addition, each of WaFd and EverBank has agreed to certain customary pre-closing covenants, including covenants to operate its business in the ordinary course in all material respects and to refrain from taking certain actions without the other party’s consent. Each party has agreed to additional covenants, including, among others, covenants relating to (a) in the case of WaFd, its obligation to call a meeting of its shareholders to approve the issuance of shares of WaFd Common Stock in the Merger and, subject to certain exceptions, the obligation of the Board of Directors of WaFd to recommend that its shareholders approve such issuance and (b) mutual non-solicitation obligations related to alternative acquisition proposals.

EverBank Stockholder Approval by Written Consent

Immediately following the execution and delivery of the Merger Agreement, holders of the requisite number of outstanding shares of EverBank Class A common stock executed and delivered to EverBank a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger. As a result, the EverBank shareholder approval required to consummate the Merger has been obtained, and no further action by EverBank’s shareholders in connection with the Merger is required.

Closing Conditions

The completion of the Merger is subject to the satisfaction or waiver of certain other customary closing conditions, including (a) approval of the issuance of shares of WaFd Common Stock in the Merger by WaFd’s shareholders, (b) authorization for listing on the Nasdaq Stock Market of the shares of WaFd Common Stock to be issued in the Merger, subject to official notice of issuance, (c) the receipt of required regulatory approvals from the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency and the expiration of all statutory waiting periods in respect thereof, (d) no such regulatory approval containing a condition or restriction that would reasonably be likely to have a material adverse effect on the Surviving Corporation and its subsidiaries, taken as a whole, after giving effect to the Merger, and (e) the absence of any order, injunction, decree or other legal restraint preventing the completion of the Merger, the Bank Merger or any of the other transactions contemplated by the Merger Agreement or making the completion thereof illegal. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) receipt by such party of an opinion from counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Termination

The Merger Agreement provides certain customary termination rights for both WaFd and EverBank, including the right of either party to terminate the Merger Agreement if the Merger has not been completed on or before September 6, 2027. The Merger Agreement further provides that a cash termination fee of $101,060,629 will be payable by WaFd to EverBank upon termination of the Merger Agreement under certain customary circumstances.

Certain Governance Matters

The Merger Agreement, the amendment to the bylaws of the Surviving Corporation contemplated by the Merger Agreement (the “Bylaws Amendment”) and the Shareholders Agreement (as further described below) provide for certain governance-related matters including:

•
From Closing until the fourth anniversary thereof, the Board of Directors of the Surviving Corporation (and of the Surviving Bank) will have thirteen (13) directors, which will be comprised of seven (7) “Legacy EverBank Directors” and six (6) “Legacy WaFd Directors” (as each term is defined in the Bylaws Amendment).

•
At Closing, the seven (7) Legacy EverBank Directors will be designated by EverBank in accordance with the Shareholders Agreement (as described below) and will include Robert Radway and Greg Seibly (the “Initial EverBank Directors”), and six (6) Legacy WaFd Directors will be designated by WaFd and will include Brent Beardall and five other independent directors (the “Initial WaFd Directors”).

•
The Initial EverBank Directors and the Initial WaFd Directors will be apportioned as nearly evenly as possible among the classes of the Board of Directors of the Surviving Corporation, such that each class consists of two (2) Initial WaFd Directors and at least two (2) Initial EverBank Directors.

•
As of the Effective Time, Robert Radway will serve as Chairman of the Board of Directors of the Surviving Corporation and the Surviving Bank, Greg Seibly will serve as Chief Executive Officer and a director of the Surviving Corporation and the Surviving Bank, and Brent Beardall will serve as President and a director of the Surviving Corporation and the Surviving Bank.

•
Mr. Seibly shall continue to serve as Chief Executive Officer, and Mr. Beardall shall continue to serve as President, in each case, unless any change in role or termination of such service is approved by the affirmative vote of at least two-thirds of the full Board of Directors.

•
The selection of any individual to replace Mr. Radway as Chairman of the Board shall require the affirmative vote of at least a majority of the full Board, and any such individual shall be an independent director who is not affiliated or associated with any Major Investor (as defined below).

•
Any nominee for a vacancy resulting from the cessation of service by any Legacy WaFd Director for any reason (and any nomination of a Legacy WaFd Director at any shareholder meeting to vote on directors) shall be an independent director (provided that any successor to Mr. Beardall as President shall not be required to be an independent director) selected by the applicable remaining independent Legacy WaFd Directors as set forth in the Bylaws Amendment.

•
Any nominee for a vacancy resulting from the cessation of service by any Legacy EverBank Director for any reason shall be filled (i) if a Major Investor has the right to nominate a director to fill such vacancy under the Shareholders Agreement, by such Major Investor pursuant to the terms of the Shareholders Agreement or (ii) if no Major Investor has the right to nominate a director to fill such vacancy under the Shareholders Agreement, by an independent director who is not affiliated or associated with any Major Investor (provided that any successor to Mr. Seibly as Chief Executive Officer shall not be required to be an independent director) selected by the applicable remaining independent Legacy EverBank Directors as set forth in the Bylaws Amendment.

Shareholders Agreement

In connection with the execution of the Merger Agreement, WaFd entered into a shareholders agreement (the “Shareholders Agreement”) with certain shareholders of EverBank. The Shareholders Agreement will become effective at the Closing. Under the Shareholders Agreement, until the fourth anniversary of the Closing, subject to satisfying certain WaFd share ownership requirements, each of funds managed by Stone Point Capital, Warburg Pincus, Reverence Capital Partners and Sixth Street, as well as Teachers Insurance and Annuity Association of America (each, together with funds managed by Bayview Asset Management, a “Major Investor”), will have the right to nominate one director to the Board of Directors of the Surviving Corporation. For the first Major Investor that fails to satisfy the ownership requirements, the director nominated by such Major Investor will resign and, until the fourth anniversary of the Closing, funds managed by Bayview Asset Management will have the right to nominate one director to the Board of Directors of the Surviving Corporation, subject to Bayview Asset Management satisfying the applicable ownership requirements. As described in Certain Governance Matters above, with respect to any subsequent Major Investors that fail to satisfy the ownership requirements, any replacement directors prior to the fourth anniversary of the Closing will be an independent director not affiliated or associated with any Major Investor selected by the applicable remaining Legacy EverBank Directors. In addition, each Major Investor has committed to the Company that, until the fourth anniversary of the closing of the Merger, at any shareholder meeting for the election of directors of the Surviving Corporation, it shall vote its shares of WaFd Common Stock for the election of any Legacy WaFd Director nominated for election by the Board in accordance with the Bylaws Amendment, subject to ownership thresholds and certain exceptions as set forth in the Shareholders Agreement.

The Shareholders Agreement provides for certain post-Closing transfer restrictions on shares of WaFd Common Stock received by EverBank shareholders in the Merger. 10% of such shares will be released from transfer restrictions 30 days following the Closing, an additional 10% will be released 90 days following the Closing, an additional 40% will be released 180 days following the Closing, and the remaining 40% will be released 12 months following the Closing.

The Shareholders Agreement will also provide certain EverBank shareholders with certain shelf, demand and piggyback registration rights, including that, if not previously filed, the Surviving Corporation will file a shelf registration statement to cover the resale of the shares of WaFd Common Stock and WaFd Rollover Preferred Stock received by EverBank shareholders in the Merger.

Descriptions of Transaction Agreements

The foregoing descriptions of the Merger Agreement and the Shareholders Agreement (collectively, the “Transaction Agreements”) and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the full text of such agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 10.1, respectively, and are incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (a) will not survive consummation of the Merger and (b) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding WaFd or EverBank, their respective affiliates or their respective businesses. The Transaction Agreements should not be read alone, but should instead be read in conjunction with the other information regarding WaFd, EverBank, their respective affiliates or their respective businesses, the summaries of the Transaction Agreements and the transactions contemplated thereby that will be contained in, or incorporated by reference into, the proxy statement to be filed by WaFd with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Merger, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that WaFd makes with the SEC.

Item 3.02	Unregistered Sale of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Brent J. Beardall

On September 6, 2026, in connection with, and concurrently with the execution of, the Merger Agreement, Brent J. Beardall entered into an employment agreement with WaFd and WaFd Bank (the “Employment Agreement”). The Employment Agreement will supersede Mr. Beardall’s existing Change of Control Agreement with WaFd and will become effective only upon, and is contingent upon, the consummation of the Merger; if the Merger is not consummated, the Employment Agreement will be null and void and of no force or effect. The Employment Agreement provides for an initial employment period of five years commencing on the date of the Closing, with automatic renewals for successive one-year terms. Under the Employment Agreement, Mr. Beardall is entitled to receive an annual base salary of $1,116,625 and is eligible for a target annual bonus equal to 100% of his annual base salary under the Surviving Corporation’s annual incentive plan for senior executives. Mr. Beardall is also eligible to participate in the Surviving Corporation’s equity incentive plan and receive equity awards as determined by the Board of Directors of the Surviving Corporation.

If Mr. Beardall’s employment is terminated by the Surviving Corporation without Cause or he resigns for Good Reason (in each case as defined in the Employment Agreement), Mr. Beardall will be eligible to receive (i) any earned but unpaid annual bonus for any previously completed fiscal year, (ii) a prorated annual bonus for the fiscal year of termination based on actual performance payable on the date on which the Surviving Corporation otherwise pays annual bonuses to other executives for such fiscal year, (iii) an amount equal to the sum of (x) two times his annual base salary and (y) his target annual bonus, payable in equal installments over 24 months, and (iv) COBRA continuation coverage at active-employee rates for 12 months following termination, in each case subject to his execution of a release of claims and his continued compliance with the restrictive covenants described below.

The Employment Agreement includes a non-competition restriction which applies during employment and for an 18-month period following termination, customer and employee non-solicitation restrictions which apply during employment and for a two-year period following termination of employment, and perpetual mutual non-disparagement and confidentiality obligations. Effective June 30, 2027, due to changes to applicable state law rules regarding restrictive covenants, the non-competition restriction will not apply following termination of employment and the post-termination restricted period for the customer non-solicitation restriction will be limited to 18 months.

Letter Agreements with Brent J. Beardall and Kim E. Robison

WaFd also entered into a letter agreement with each of Mr. Beardall and Kim Robison, WaFd’s Chief Operating Officer (the “Letter Agreements”), providing for a lump-sum cash payment of $5,025,000 and $1,930,000 (the “Continuity Payments”), respectively, payable within 60 days following the Closing. The Continuity Payments are subject to Mr. Beardall’s and Ms. Robison’s continued employment through the Closing.

Under the Letter Agreements, as consideration for the Continuity Payments, effective upon the Closing, Mr. Beardall and Ms. Robison will waive certain “good reason” triggers under their existing Change of Control Agreements to the extent resulting from their transition to new roles with the Surviving Corporation following the Closing.

The foregoing descriptions of the Employment Agreement and the Letter Agreements are not complete and are subject to and qualified in their entirety by reference to the full text of the agreements, copies of which will be filed as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 7, 2026, WaFd and EverBank issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with the announcement of the Merger Agreement, WaFd has made available presentation materials regarding the proposed transaction in connection with presentations to analysts and investors. These presentation materials are attached hereto as Exhibit 99.2 and are incorporated by reference herein.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being “furnished” and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of WaFd under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing. WaFd does not incorporate by reference to this Current Report on Form 8-K information presented at any website referenced in this report or in any of the Exhibits attached hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of September 6, 2026, by and between WaFd, Inc. and EverBank Financial Corp
10.1*	Shareholders Agreement, dated as of September 6, 2026, by and among WaFd, Inc., and the investors party thereto
10.2	Employment Agreement, dated as of September 6, 2026, by and among WaFd, Inc., WaFd Bank, and Brent J. Beardall
10.3	Letter Agreement, dated as of September 6, 2026, by and between WaFd, Inc. and Brent J. Beardall
10.4	Letter Agreement, dated as of September 6, 2026, by and between WaFd, Inc. and Kim E. Robison
99.1	Joint Press Release of WaFd, Inc. and EverBank Financial Corp, dated September 7, 2026
99.2	Joint Investor Presentation of WaFd, Inc. and EverBank Financial Corp, dated September 7, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
*Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

Statement Regarding Forward-looking Information

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the beliefs, plans, goals, expectations and estimates of WaFd, Inc. (“WaFd”) and EverBank Financial Corp (“EverBank”). Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “target,” “plan,” “estimate,” “should,” “likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of WaFd and EverBank, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in WaFd’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the following factors, among others: (i) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between WaFd and EverBank; (ii) the outcome of any legal proceedings that may be instituted against WaFd or EverBank, including potential litigation that may be instituted against WaFd or its directors or officers related to the proposed transaction or the definitive merger agreement between WaFd and EverBank; (iii) the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; (iv) the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of WaFd; (v) the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where WaFd and EverBank do business; (vi) certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) diversion of management’s attention from ongoing business operations and opportunities; (ix) reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; (x) WaFd’s and EverBank’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; (xi) currency and interest rate fluctuations; (xii) success of hedging activities; (xiii) material adverse changes in economic and industry conditions, including the availability of short and long-term financing; (xiv) general competitive, economic, political and market conditions; (xv) changes in asset quality and credit risk; (xvi) the inability to sustain revenue and earnings growth; (xvii) inflation; (xviii) customer borrowing, repayment, investment and deposit practices; (xix) the impact, extent and timing of technological changes; (xx) capital management activities; (xxi) other actions of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the State of Washington; (xxii) legislative and regulatory actions and reforms; and (xxiii) other factors that may affect future results of WaFd and EverBank.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in WaFd’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of WaFd’s website, www.wafdbank.com/about-us/investor-relations, under the heading “SEC Filings” and in other documents WaFd files with the SEC (available at www.sec.gov). All such factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements, should be considered carefully when making decisions with respect to WaFd and EverBank.

Any forward-looking statements contained in this document represent the views of WaFd and EverBank only as of the date hereof and are presented for the purpose of assisting their respective shareholders and analysts in understanding WaFd’s and EverBank’s financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. Neither WaFd nor EverBank undertakes to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable securities legislation.

Important Other Information

In connection with the proposed transaction, WaFd intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, WaFd will mail the definitive proxy statement to each shareholder entitled to vote at the meeting relating to the proposed transaction.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF WAFD ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING WAFD’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WAFD AND THE PROPOSED TRANSACTION.

Investors and shareholders of WaFd will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Brad Goode, WaFd, Inc., 425 Pike Street, Seattle, Washington 98101, telephone (206) 626-8178.

Participants in the Solicitation

WaFd, EverBank and certain of WaFd’s directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding WaFd’s directors and executive officers is available in the proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2026	WAFD, INC.

/s/ Kelli J. Holz
Kelli J. Holz
Executive Vice President and
Chief Financial Officer